UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________________
FORM 8-K
__________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)
December 13, 2012
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RENT-A-CENTER, INC.
(Exact name of registrant as specified in charter)
 ___________________________________________________

Delaware	0-25370	45-0491516
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
5501 Headquarters Drive
Plano, Texas 75024
(Address of principal executive offices and zip code)
(972) 801-1100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01 Changes in Registrant's Certifying Accountant.
On December 13, 2012, the Audit Committee of the Board of Directors of Rent-A-Center, Inc. (the “Company”) decided to engage KPMG LLP (KPMG) as the Company's independent registered public accounting firm commencing with the audit for the year ending December 31, 2013. As of the date of this report, KPMG is in the process of its standard client evaluation procedures and has not accepted the engagement.  The Audit Committee made its decision after soliciting proposals from several accounting firms and conducting a thorough formal review.

Grant Thornton LLP (“Grant Thornton”) has been engaged to audit the Company's consolidated financial statements for the year ending December 31, 2012, and will be dismissed as the Company's independent registered public accounting firm upon completion of these services continuing through the filing of the Company's Annual Report on Form 10-K for the year ending December 31, 2012. During the years ended December 31, 2010 and 2011, and through the current date, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and Grant Thornton on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Grant Thornton's satisfaction, would have caused it to make reference to the matter in conjunction with its report on the Company's consolidated financial statements for the relevant year, or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Grant Thornton's audit reports on the Company's consolidated financial statements for the years ended December 31, 2010 and 2011 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company provided Grant Thornton with a copy of the disclosures it is making in this Form 8-K and requested that Grant Thornton furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of Grant Thornton's letter, dated December 19, 2012, is filed as Exhibit 16.1 to this Form 8-K.

During the years ended December 31, 2010 and 2011, and through the current date, neither the Company, nor anyone on behalf of the Company, consulted with KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and no written report or oral advice was provided by KPMG to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 8.01 Other Events.
On December 17, 2012, the Company issued a press release announcing that its board of directors increased its quarterly cash dividend from $0.16 per share to $0.21 per share, beginning with the dividend for the first quarter of 2013. The Company declared a cash dividend in the amount of $0.21 per share payable on January 24, 2013, to common stockholders of record as of the close of business on January 3, 2013.
The press release containing these announcements is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 16.1 Letter from Grant Thornton to the Securities and Exchange Commission dated December 19, 2012
Exhibit 99.1 Press Release issued on December 17, 2012, by Rent-A-Center, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date: December 19, 2012	By:	/s/ Robert D. Davis
Robert D. Davis
Executive Vice President – Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Grant Thornton to the Securities and Exchange Commission dated December 19, 2012
99.1	Press Release issued on December 17, 2012, by Rent-A-Center, Inc.